TASER International, Inc. **OPERATING METRICS (UNAUDITED)**

	2016 Q1	2015 Q4	2015 Q3	2015 Q2	2015 Q1	2014 Q4
Axon & Evidence.com Bookings (millions)	$ 52.1	$ 44.7	$ 36.9	$ 30.6	$ 22.9	$ 24.6
Sequential % Change	*17%*	*21%*	*21%*	*34%*	*-7%*	
Annual Service Revenue (millions) (1)	$ 18.1	$ 16.7	$ 12.0	$ 9.8	$ 7.8	
Future Contracted Revenue (millions) (2)	$ 202.3	$ 159.0	$ 122.4	$ 94.9	$ 71.1	$ 53.6
Sequential % Change	*27%*	*30%*	*29%*	*33%*	*33%*	
Multiple Year Contract % (3)	95%	92%	91%	88%	90%	90%
LTV/CAC	5.1	4.3	4.6	4.5	3.5	3.9
Weapons Op Inc %	33.5%	37.4%	35.4%	38.6%	40.6%	36.6%
Evidence.com new seats booked	15,800	13,200	9,300			
Evidence.com cumulative seats booked	74,800	59,000	45,800			

(1) Monthly recurring license, integration, warranty and storage revenue annualized.

(2) Cumulative bookings for Axon and Evidence.com minus cumulative recognized revenue related solely to Axon and Evidence.com

(3) For orders booked with Evidence.com seats, the % that signed multiple year contracts

TASER International, Inc.

SG&A Expenses by Segment (UNAUDITED)

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015		Dollar Change	Percent Change
TASER Weapons segment:						
Salaries, benefits and bonus	$ 5,719	23.0 %	$ 3,895	26.7 %	$ 1,824	46.8 %
Stock-based compensation	758	3.1 %	652	4.5 %	106	16.3 %
Legal, professional and accounting	1,639	6.6 %	1,427	9.8 %	212	14.9 %
Sales and marketing	2,668	10.7 %	1,234	8.5 %	1,434	116.2 %
Consulting and lobbying services	1,232	5.0 %	682	4.7 %	550	80.6 %
Travel and meals	945	3.8 %	752	5.2 %	193	25.7 %
Other	2,311	9.3 %	2,063	14.2 %	248	12.0 %
TASER Weapons segment	15,272	61.5 %	10,705	73.5 %	4,567	42.7 %
Axon segment:						
Salaries, benefits and bonus	3,955	15.9 %	$ 1,468	10.1 %	2,487	169.4 %
Stock-based compensation	632	2.5 %	281	1.9 %	351	124.9 %
Legal, professional and accounting	34	0.1 %	38	0.3 %	(4)	(10.5)%
Sales and marketing	2,139	8.6 %	971	6.7 %	1,168	120.3 %
Consulting and lobbying services	991	4.0 %	488	3.4 %	503	103.1 %
Travel and meals	1,074	4.3 %	520	3.6 %	554	106.5 %
Other	736	3.0 %	94	0.6 %	642	683.0 %
Axon segment	9,561	38.5 %	3,860	26.5 %	5,701	147.7 %
Total sales, general and administrative expenses	24,833	100.0 %	$ 14,565	100.0 %	$ 10,268	70.5 %

R&D Expenses by Segment (UNAUDITED)

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015		Dollar Change	Percent Change
TASER Weapons segment:						
Salaries, benefits and bonus	$ 293	4.2 %	$ 561	12.3 %	$ (268)	(47.8)%
Stock-based compensation	143	2.1 %	55	1.2 %	88	160.0 %
Legal, professional and accounting	84	1.2 %	94	2.1 %	(10)	(10.6)%
Sales and marketing	—	—%	9	0.2 %	(9)	(100.0)%
Consulting and lobbying services	236	3.4 %	126	2.8 %	110	87.3 %
Travel and meals	37	0.5 %	40	0.9 %	(3)	(7.5)%
Other	327	4.7 %	305	6.7 %	22	7.2 %
TASER Weapons segment	1,120	16.2 %	1,190	26.1 %	(70)	(5.9)%
Axon segment:						
Salaries, benefits and bonus	3,631	52.4 %	$ 2,019	44.3 %	1,612	79.8 %
Stock-based compensation	587	8.5 %	485	10.6 %	102	21.0 %
Legal, professional and accounting	12	0.2 %	151	3.3 %	(139)	(92.1)%
Sales and marketing	424	6.1 %	21	0.5 %	403	1,919.0 %
Consulting and lobbying services	383	5.5 %	358	7.9 %	25	7.0 %
Travel and meals	154	2.2 %	99	2.2 %	55	55.6 %
Other	616	8.9 %	235	5.2 %	381	162.1 %
Axon segment	5,807	83.8 %	3,368	73.9 %	2,439	72.4 %
Total research and development expenses	$ 6,927	100.0 %	$ 4,558	100.0 %	$ 2,369	52.0 %